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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (date of earliest event reported):

                                JANUARY 3, 2001

                            3TEC ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)

          DELAWARE                         0-21702            63-1081013
-------------------------------            -------            ----------
 (State or other jurisdiction          (Commission File      (IRS Employer
       of incorporation)                    Number)       Identification No.)

         Two Shell Plaza, 777 Walker, Suite 2400,  Houston, Texas 77002
             (Address of principal executive offices and zip code)

                                 (713) 821-7100
               Registrant's telephone number, including area code

ITEM 5 - OTHER EVENTS

     3TEC Energy Corporation ("3TEC") announced January 3, 2001, that it has entered into an agreement to purchase 100% of the issued and outstanding stock of Classic Resources Inc. ("Classic"). 3TEC will pay, subject to customary closing conditions and certain adjustments, $53.5 million in cash for the Classic stock.

     The transaction is expected to be closed on or before January 31, 2001.

     The January 3, 2001 press release is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibits are filed herewith:

99.1 Press Release issued by the Registrant on January 3, 2001
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                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    3TEC Energy Corporation
                                    (Registrant)

Date: January 8, 2001               By: /s/ Floyd C. Wilson
                                       -------------------------------------
                                      Floyd C. Wilson
                                      Chief Executive Officer and Chairman
                                      of the Board



                               INDEX TO EXHIBITS

99.1   Press Release dated January 3, 2001.